Exhibit 3.65

I certify the attached is a true and correct copy of Articles of Organization of FLORIDA REAL ESTATE COMPANY, LLC, a limited liability company, organized under the laws of the State of Florida, filed on August 5, 2004, as shown by the records of this office.

The document number of this company is L04000058176.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Tenth day of January, 2006

CR2EO22 (01-06)

/s/ Sue M. Cobb
Sue M. Cobb
Secretary of State

Electronic Articles of Organization	L04000058176
For	FILED 8:00 AM
Florida Limited Liability Company	August 05, 2004
Sec. Of State
Irivers

Article I
The name of the Limited Liability Company is:
FLORIDA REAL ESTATE COMPANY, LLC

Article II
The street address of the principal office of the Limited Liability Company is:
100 SECOND AVENUE SOUTH
SUITE 901S
ST. PETERSBURG, FL. US 33701

The mailing address of the Limited Liability Company is:
100 SECOND AVENUE SOUTH
SUITE 901S
ST. PETERSBURG, FL. US 33701

Article III
The purpose for which this Limited Liability Company is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The name and Florida street address of the registered agent is:
BART WYATT
100 SECOND AVENUE SOUTH
SUITE 901S
ST. PETERSBURG, FL. 33701

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: BART WYATT
Signature of member or an authorized representative of a member
Signature: LIANNE BARNARD

January 30, 2006

FLORIDA DEPARTMENT OF STATE
Division of Corporations

FLORIDA REAL ESTATE COMPANY, LLC
C/O CAPITALSOURCE INC.
4445 WILLARD AVENUE 12TH FL
CHEVY CHASE, MD 20815US

Re:     Document Number L04000058176

The Amended and Restated Articles of Organization for FLORIDA REAL ESTATE COMPANY, LLC, a Florida limited liability company, were filed on January 27, 2006.

This document was electronically received and filed under FAX audit number H06000024469.

Should you have any questions concerning this matter, please telephone (850) 245-6051, the Registration Section.

Marsha Thomas
Document Specialist
Division of Corporations                                        Letter Number: 506A00006503

P.O BOX 6327 – Tallahassee, Florida 32314

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF

Florida Real Estate Company, LLC
(Present Name)
(A Florida Limited Liability Company)

FIRST:	The Articles of Organization were filed on August 5, 2004 and assigned document number L04000058176.

SECOND:	This amendment is submitted to amend the following:

see attached

Dated  January 27,  2006.

/s/ Steven A. Museles
Signature of a member or authorized representative of a member

Steven A. Museles
Typed or printed name of signee

Filing Fee: $25.00

FLORIDA
AMENDED AND RESTATED
ARTICLES OF ORGANIZATION

OF

FLORIDA REAL ESTATE COMPANY, LLC

ARTICLE I - Name

The name of the Limited Liability Company is Florida Real Estate Company, LLC.

ARTICLE II - Address

The street address of the principal office of the Limited Liability Company is:

c/o CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815

The mailing address of the Limited Liability Company is:

c/o CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature

The name and the Florida street address of the registered agent are:

CT Corporation System
1200 South Pine Island Road
Plantation, FL 33324

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and l am familiar with and accept the obligations of my position as registered agent as provided for in
Chapter 608, F.S..

/s/ [ILLEGIBLE] Special Asst. Secretary
Registered Agent’s Signature

Signature of a Member or an authorized representative of a Member:

/s/ Steven A. Museles
Steven A. Museles

COVER LETTER

TO:     Registration Section
           Division of Corporations

SUBJECT:	Florida Real Estate Company, LLC
(Name of Limited Liability Company)

The enclosed Articles of Amendment and fee(s) are submitted for filing.

Please return all correspondence concerning this matter to the following:

Mark S. Eppley
(Name of Person)

CT Corporation System
(Firm/Company)

1015 15th Street, NW
(Address)

Washington, DC 20005
(City/State and Zip Code)

For further information concerning this matter, please call:

Mark S. Eppley	at	(202)	572-3160
(Name of Person)	(Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

☐ $25.00 Filing Fee	☐ $30.00 Filing Fee & Certificate of Status	☐ $55.00 Filing Fee & Certified Copy (additional copy is enclosed)	☐ $60.00 Filing Fee, Certificate of Status & Certified Copy (additional copy is enclosed)

MAILING ADDRESS:	STREET/COURIER ADDRESS:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301